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                                                                     EXHIBIT 5.1

                          [CLARK, WILSON LETTERHEAD]


November 6, 2000

LML Payment Systems, Inc.
1680, 1140 West Pender Street
Vancouver, British Columbia
V6E 4G1


Dear Sirs/Mesdames:

          Re:  LML Payment Systems, Inc. - Registration Statement
          ----------------------------------------------------------------------

          At your request, we have examined the Registration Statement on Form S-8 executed by you on November 6, 2000, and to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an additional 2,500,000 shares of your common stock, no par value (the "Common Stock"), which will be issuable under amendment to the 1998 Stock Incentive Plan and the 1996 Stock Option Plan (the "Plans"), in addition to the 2,605,000 shares of Common Stock already registered under the Plans.

          As your special counsel in connection with reviewing the Registration Statement, we have examined copies of documents evidencing the proceedings taken by you in connection with the adoption and amendment of the Plans and the authorization of the issuance of an additional 2,500,000 shares of Common Stock under the Plans (the "Plan Shares") and such documents as we have deemed necessary to render this opinion.

          We have assumed:

     a) with respect to all documents examined by us, the genuineness of all signatures, the legal capacity of the individuals signing any documents, and the conformity to authentic original documents of all documents submitted to us as, conformed, telecopies or photocopied copies;

     b) all corporate procedures required for the future issuance of Plan Shares will be properly undertaken by you; and
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     c)   the Plan Shares will only be issued upon proper exercise under the terms of the Plans.

          Based on and subject to the foregoing, it is our opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and non-assessable shares of Common Stock.

          We consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Yours truly,


                                        CLARK, WILSON

                                        /s/ CLARK, WILSON